Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Eos Energy Enterprises, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value	(1)	457(r)	19,688,012	$5.4810	$107,909,993.77	0.0001381	$14,902.37
Fees to be Paid	Equity	Warrants to purchase Common Stock, par value	(2)	457(r)	6,004,378	$0.00	$0.00	0.0001381	$0.00

Total Offering Amounts:							$107,909,993.77		14,902.37
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$14,902.37

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Offering Note(s)

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act, and represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3 (File No. 333-295819). Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement from (a) the sale of 13,683,634 shares of common stock and the accompanying 6,004,378 warrants for an aggregate price of $74,999,997.95 and (b) the assumed exercise in full of all of the warrants, which would yield gross proceeds to the Company equal to a maximum of $32,909,995.82.
(2)	No separate registration fee is payable with respect to the warrants offered hereby since the warrants offered hereby are being registered in the same registration statement as the shares of common stock underlying the warrants. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the securities being registered.